UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2025

PROTAGENIC THERAPEUTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Protagenic Therapeutics, Inc. Common Stock	PTIX	Nasdaq
Protagenic Therapeutics, Inc. Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Delaware Chancery Court Filing.

On October 28, 2025, Protagenic Therapeutics, Inc. (the “Company”) filed a Verified Complaint in the Court of Chancery of the State of Delaware seeking rescission of the Share Exchange Agreement dated May 15, 2025 by which the Company acquired Phytanix Bio, Inc. (“Phytanix”) or, in the alternative, damages and an order compelling delivery of audited financial statements as required by that agreement.

A copy of the publicly filed version of the Verified Complaint is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary above is qualified in its entirety by reference to the full text of the Verified Complaint.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Verified Complaint.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: October 31, 2025	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer